Exhibit 10.2

FORM OF

SHAREHOLDER SUPPORT AGREEMENT

This	Shareholder Support Agreement (this “Agreement”) is entered into on 31 January 2022 by and between:

(1)	Angel Pond Holdings Corporation, a Cayman Islands exempted company (“APHC”);

(2)	MariaDB Corporation Ab, a Finnish private limited liability company with business identity code 2344661-1 (the “Company”);

(3)	Mangomill plc, a public limited company incorporated in Ireland with registered number 606330 (“Irish Holdco”); and

(4)	each Person as listed in Exhibit A hereto (each, a “Shareholder” and, collectively, the “Shareholders”).

Background

(A)

Each Shareholder owns of record and/or beneficially the number and class of shares in the Company as set forth opposite such Shareholder’s name on Exhibit A hereto (all such shares and any shares of which ownership of record or the power to vote or dispose is hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein as the “Shares”).

(B)	The Shareholders are parties to a shareholders’ agreement regarding the Company (as amended and restated on or about the date hereof, the “SHA”).

(C)

Concurrently with the execution and delivery of this Agreement, APHC, the Company, Irish Holdco and the other parties thereto have entered into a business combination agreement (as may be amended or modified from time to time, the “BCA”), pursuant to which, among other transactions, the Company will merge with and into Irish Holdco by way of a cross-border merger as provided in the BCA, the Common Draft Terms, and the Cross Border Merger Laws (the “Merger”), and which Merger will require the support of the shareholders of the Company at a general meeting of shareholders of the Company.

(D)	Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the BCA.

(E)

As an inducement of the parties to enter into the BCA and to consummate the Merger and the other transactions contemplated thereby, the parties hereto desire to agree to certain matters as set forth herein.

Now, therefore, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1	Agreement to Consent to and Support Transactions

1.1	Each Shareholder hereby irrevocably:

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(a)

agrees to vote, consent, or approve (or cause to be voted, consented or approved) all of such Shareholder’s Shares in favour of the Merger, including at any general meeting of shareholders of the Company resolving on the approval of the Merger;

(b)

authorizes, by issuing a power of attorney in the form attached as Exhibit B hereto (the “PoA”), an individual named in the PoA on the Shareholder’s behalf to represent them at any general meeting of shareholders of the Company resolving on the approval of the Merger and to vote at such meeting in favour of the Merger;

(c)

undertakes not to cancel or amend the PoA or to attend in person the general meeting of the shareholders of the Company referred to in Section 1.1(b) above (other than in support of and to vote in favour of the Merger);

(d)

in any other circumstances upon which a consent or other approval is required under the Company’s governing documents or otherwise sought with respect to the BCA, the Merger or the other transactions contemplated thereby, to vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Shares in favour thereof;

(e)

waives any right to require any redemption of any of their Shares or other Equity Securities in connection with the Merger. Under this Agreement, the “Equity Securities” mean any security, agreement or instrument which contains or provides for any right to subscribe or exchange for, convert into or otherwise call for any issue of any Share(s) from time to time, including but not limited to any option rights issued by the Company pursuant to the Finnish Companies Act; and

(f)

agrees to take, and agrees to procure that their representatives take, all reasonable actions necessary or advisable in their role as a shareholder to support the approval and implementation of the BCA, the Merger and the transactions contemplated thereby, including without limitation, to give effect to any applicable provisions of the SHA, including but not limited to Section 4.4 (Conversion), 10.5 (Drag Along) and Section 16 (General Obligation to Vote Shares), and to execute or procure the execution of such documents and do or procure the doing of such acts and things as may be reasonably required of them by any other party hereto for the purpose of giving effect to the provisions of this Agreement.

1.2

Each Shareholder further irrevocably agrees to vote (and agrees to procure that their representatives vote) at any general meeting of shareholders of the Company (a) against any business combination or transaction other than the Merger, and (b) against any action, agreement, transaction, or proposal that would result in a breach of any covenant, representation, or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of Merger from being timely consummated in accordance with the BCA.

1.3

Each Shareholder irrevocably agrees not to, and shall not, Transfer, in whole or in part, any of the Shares, except for any Transfers of Shares from a Shareholder (a) who is an entity, to any partner, member, shareholder or affiliate thereof, and (b) who is an individual, (i) to any member of such Shareholder’s immediate family, or to a trust for the benefit of such Shareholder or any member of such Shareholder’s immediate family, the sole trustees of which are such Shareholder or any member

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of its immediate family, or (ii) by will, other testamentary document or under the Laws of intestacy upon the death of such Shareholder (a “Permitted Transfer”); provided, however, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to APHC, to assume all of the obligations of such Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Permitted Transfer shall not relieve a Shareholder of its obligations under this Agreement. Any Transfer in violation of this Agreement with respect to a Shareholder’s Shares shall be void ab initio and of no force or effect. As used in this Agreement, the term “Transfer” shall mean the (w) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option, right or warrant to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (x) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (y) the deposit of any Shares into a voting trust or entry into a voting agreement or arrangement or the granting any proxy or power of attorney with respect thereto (other than the PoA), or (z) public announcement of any intention to effect any transaction specified in the foregoing clauses (w), (x) or (y).

2	Representations and Warranties

Each	Shareholder, severally and not jointly, represents and warrants as follows:

(a)

The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the measures contemplated hereby do not and will not (i) conflict with or violate any applicable laws, regulations, rules, or orders applicable to such Shareholder, (ii) result in the creation of any encumbrance on any Shares other than pursuant to this Agreement or (iii) conflict with or result in a breach of or constitute a default under any provision of such Shareholder’s governing documents or any agreement to which such Shareholder is a party.

(b)

Such Shareholder owns exclusively of record and has good and valid title to, and owns beneficially, the Shares and other Equity Securities as set forth opposite such Shareholder’s name on Exhibit A hereto, free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use, or other encumbrance of any kind, other than pursuant to this Agreement and the SHA, and such Shareholder has the sole power to vote and right, power and authority to sell, transfer and deliver such Shares, and such Shareholder does not own, directly or indirectly, any other Shares or Equity Securities.

(c)	Such Shareholder has the power, authority, and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by such Shareholder.

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(d)	There are no outstanding loans or advances from such Shareholder or their respective affiliates to the Company or its subsidiaries or vice versa.

3	Termination

This Agreement and the obligations of the shareholders of the Company under this Agreement shall automatically terminate upon the earliest of (a) the completion of the Merger, (b) a termination of the BCA in accordance with its terms, and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that nothing herein shall relieve any party of liability for any intentional misrepresentation or wilful breach of this Agreement occurring prior to such termination.

4	Miscellaneous

4.1

Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

4.2

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section):

If to the APHC, to it at:

Angel Pond Holdings Corporation

950 Third Avenue, 25th Floor

New York, NY 10022

Attention: Theodore T. Wang, Chief Executive Officer

E-mail: ted.wang@angelpond.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza,

New York NY 10006

Attention: Paul J. Shim

E-mail: pshim@cgsh.com

and

Hannes Snellman Attorneys Ltd

Eteläesplanadi 20, 00130 Helsinki, Finland

Attention: Tuire Kuronen

E-mail: tuire.kuronen@hannessnellman.com

If to the Company, to it at:

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MariaDB Corporation Ab

Tekniikantie 12, 02150 Espoo, Finland

Attention: Michael Howard

E-mail: michael.howard@mariadb.com

with a copy to:

Perkins Coie LLP

505 Howard Street Suite 1000

San Francisco, CA 94105

Attention: Edward Wes

E-mail: edwes@perkinscoie.com

and

Fondia Aleksanterinkatu 11, FI-00100 Helsinki, Finland

Attention: Susanne Mattsson

E-mail: susanne.mattsson@fondia.com

4.3	If to a Shareholder, to the address or e-mail address set forth for such Shareholder in Exhibit A hereto.

4.4

For the avoidance of doubt, each Shareholder is signing this Agreement solely in its capacity as a shareholder and/or holder of the Equity Securities of the Company. No Shareholder makes any agreement or understanding in such Shareholder’s capacity as a director or officer of the Company. Nothing in this Agreement will limit or affect any actions or omissions taken by a Shareholder (or by any affiliate, partner or employee of such Shareholder) in his or her capacity as a director or officer of the Company, and no actions or omissions take in by any Shareholder (or by any affiliate, partner or employee of such Shareholder) in his or her capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Shareholder (or any affiliate, partner or employee of such Shareholder) from exercising, in his or her capacity as a director or officer of the Company, his or her fiduciary duties as a director or officer to the Company or taking any action that may be permitted by the BCA.

4.5

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.6

This Agreement, the BCA and the SHA constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This

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Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

4.7

This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Shareholder shall be liable for the breach by any other Shareholder of this Agreement.

4.8	This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the parties hereto.

4.9

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

4.10

This Agreement shall be governed by, and construed in accordance with, the laws of Finland. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Finland Chamber of Commerce. The number of arbitrators shall be three. The seat of arbitration shall be Helsinki and the language of the arbitration shall be English. Any party may, irrespective of any arbitral proceedings, apply to a court having jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its rights under this Agreement.

4.11

This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.12

Each Shareholder hereby consents to and authorizes the other parties hereto publish and disclose in any announcement or disclosure required by applicable laws and regulations and any applicable securities regulators such Shareholder’s identity and ownership of Shares and the nature of such Shareholder’s obligations under this Agreement.

4.13

At the request of the Company or APHC, and without further consideration, each Shareholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the BCA, the Merger and other transactions contemplated thereby.

(Signature pages follow)

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The parties hereto have duly executed this Agreement as of the date first written above.

ANGEL POND HOLDINGS CORPORATION

By:_____________________________
Name: Authorised Representative

MARIADB CORPORATION AB

By:_____________________________
Name: Authorised Representative

MANGOMILL PLC

By:_____________________________
Name: Authorised Representative

[SHAREHOLDER(S)]

By:

Name:
Title:

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Exhibit A

SHAREHOLDERS

Name	Shares/Equity Securities

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Exhibit B

Power of Attorney

We hereby irrevocably authorize

The Chairman of the Board of Directors of the Company

To represent us at any general meeting of shareholders of MariaDB Corporation Ab (business identity code 2344661-1, the “Company”) resolving on the approval of the merger of the Company into Mangomill plc by way of a cross-border merger as provided in the Cross Border Merger Laws (meaning (i) Chapter II, Title II of Directive (EU) 2017/1132 of the European Parliament and of the Council of 14 June 2017 relating to certain aspects of company law, (ii) the European Communities (Cross-Border Mergers) Regulations 2008 (as amended), and (iii) Chapter 16 of the Finnish Companies Act (624/2006, as amended)) (the “Merger”), pursuant to (x) the business combination agreement (as may be amended or modified from time to time, the “BCA”) entered into by and among Angel Pond Holdings Corporation, the Company, Mangomill plc and the other parties thereto and (y) the Common Draft Terms (meaning the proposed terms of the Merger, including schedules thereto, to be drawn up and adopted in accordance with Cross Border Merger Laws, including the information required to be provided in a merger plan pursuant to the Chapter 16, Section 22 of the Finnish Companies Act and a common draft terms pursuant to Regulation 5 of the European Communities (Cross-Border Mergers) Regulations 2008 (as amended)), and at such general meeting of shareholders of the Company on our behalf (a) to approve, consent to and vote in favour of the Merger, and (b) to confirm our irrevocable waiver of any right to require any redemption of any of our shares or other equity securities in the Company in connection with the Merger. For the purposes of this power of attorney, the equity securities mean any security, agreement or instrument which contains or provides for any right to subscribe or exchange for, convert into or otherwise call for any issue of any share(s) from time to time, including but not limited to any option rights issued by the Company pursuant to the Finnish Companies Act.

This Power of Attorney shall automatically lapse upon the dissolution of the Company upon the completion of the Merger.

Place and Date:

[SHAREHOLDER(S)]

By:

Name:
Title:

Place and Date:

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